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                                                                    Exhibit 10.1

   Amendment No. 9 to Amended and Restated Motor Vehicle Installment Contract
                 Loan and Security Agreement And Limited Waiver

This AMENDMENT NO. 9 (this "Amendment") is made by and between THE FINANCE COMPANY, a Virginia corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

     A. Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated March 31, 2001, as amended by Amendment No. 1 dated June 27, 2001, as amended by Amendment No. 2 dated November 29, 2001, as amended by Amendment No. 3 dated March 12, 2002, as amended by Amendment No. 4 dated August 30, 2002, as amended by Amendment No. 5 dated October 7, 2002, as amended by Amendment No. 6 dated October 18, 2002, as amended by Amendment No. 7 dated November 27, 2002, as amended by Amendment No. 8 dated December 30, 2002 (as so amended, the "Agreement").

     B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

     C. Borrower has informed the Lender that the Borrower expects to receive from its independent accountants, with respect to the audited financial statements for the Borrower for fiscal year 2002, an opinion that is qualified as to going concern (such opinion letter, if any, the "Going Concern Letter").

     D. Lender wishes to waive certain Events of Default under the Loan Agreement that may result from the Borrower's receipt of the Going Concern Letter, if any, to the extent provided herein.

     In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Borrower and Lender agree as follows:

     1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

     2. Amendments to Agreement. Effective as of March 31, 2003, the Agreement is hereby amended as follows:

     (a) The first paragraph in Section 2.5. "Fees." shall be deleted in its entirety and replaced with the following:

          "(A) Borrower shall pay Lender a line fee quarterly as follows: One Hundred Twenty Five Thousand Dollars ($125,000) due and payable on March 31, 2002, Two Hundred Thousand Dollars ($200,000) due and payable on each June 30, 2002 and September 30, 2002, Four Hundred Thousand Dollars ($400,000) due and payable on January 2, 2003 and Two Hundred Sixty-Seven Thousand ($267,000) due and payable on April 1, 2003. The payment of the line fee is nonrefundable.

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(b)  The entire Section 14.9 "Restricted Repayment on Subordinated Indebtedness"
shall be deleted in its entirety and replaced with the following:

          "Section 14.9 Restricted Repayment on Subordinated Indebtedness. Borrower and its Affiliates shall not in the aggregate repay any principal on its subordinated indebtedness; provided, however, Borrower may repay the final Two Million Dollars ($2,000,000) installment due and payable to Cigna Lincoln National in June 2002, One Hundred Seventy Five Thousand Dollars ($175,000) due and payable to Invest TFC, LLC in two installment on March 31, 2002 and June 30, 2002, Three Hundred Thousand Dollars ($300,000) due and payable on two other promissory notes on July 27, 2002, Three Hundred Thousand Dollars ($300,000) due and payable on two other promissory notes on September 3, 2002, up to Eight Hundred Thirty-Four Thousand Dollars ($834,000) due and payable to N M. Rothschild & Sons Limited between January 1st and May 31st 2003, and Five Hundred Fifty Thousand ($550,000) due and payable to Life of the South as a result of closing down the First Community Finance Company operation."

(c) The definition of "Available Line" under Section 16.0 is hereby deleted in its entirety and replaced with the following:

     "Available Line: Forty Million Dollars ($40,000,000) through the sooner of:
a) May 31, 2003; b) the reorganization, exchange, consolidation or merger of either the Borrower or any of the Guarantors or a similar transaction or series of related transaction in which fifty percent (50%) or more of the voting power of the Borrower or any of the Guarantors is disposed of, or a sale or other disposition (or series of sales or dispositions) of all or substantially all of the assets of the Borrower or any of the Guarantors; c) the termination of the Agreement and Plan of Merger (the "Merger Agreement") Among Consumer Portfolio Services, Inc., CPS Mergersub, Inc. and TFC Enterprises, Inc.; d) the failure of the stockholders of TFC Enterprises, Inc. to approve the Merger Agreement at the next annual or special meeting of shareholders; or e) the failure of or refusal by any regulatory body or other third party to consent to the transactions under the Merger Agreement that causes the agreement to terminate under any provision of Article 7 of same."

     3. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. Nothing contained herein is intended, nor shall be construed to be a notation or an accord and satisfaction of the outstanding Note or any of Borrower's obligations to Lender.

     4. Limited Waiver. The Borrower's receipt of the Going Concern Letter, if any, will not by itself be deemed to result in an Event of Default under Section 15.0(K) of the Agreement. Nothing contained in this Section 4 shall constitute a waiver of any other Event of Default under any provision of the Agreement including a material adverse effect under Section 15.0(K) thereof. The line fee payable on April 1, 2003, is being paid, in part, as consideration for the limited waiver provided in this Section 4.

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     5.   Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender. Nothing contained herein is intended, nor shall be construed, to be a notation or an accord and satisfaction of the outstanding liabilities or any of Borrower's other obligations to Lender.

     6. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     9. Faxed Documents. In order to expedite the acceptance and execution of this Amendment, each of the parties hereto agrees that a faxed copy of any original executed document shall have the same binding effect on the party so executing the faxed document as an original handwritten executed copy thereof.

          IN WITNESS WHEREOF, the undersigned have entered into this Amendment No. 9 as of March 31, 2003.



                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By: /s/ Joseph J. Artuso

                           Title: Vice President & Chief Risk Officer Equipment
                                  Management




                           THE FINANCE COMPANY

                           By: /s/ Ronald G. Tray

                           Title: President

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